Exhibit 21

Subsidiaries of Radian Group Inc.

Amerin Guaranty Corporation (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)

Radian International Holdings Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)

Radian Mortgage Reinsurance Company (Vermont domiciled wholly owned subsidiary of Radian Group Inc.)

Radian Asset Securities Inc. (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)

Radian SFG Participation LLC (Delaware domiciled wholly owned subsidiary of Radian Group Inc.)

Radian MI Services Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)

Radian Insurance Services Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian MI Services Inc.)

Enhance Financial Services Group Inc. (New York domiciled; 89.51% owned by Radian Group Inc., 10.49% owned by Radian Guaranty Inc.)

Commonwealth Mortgage Assurance Company of Texas (Texas domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)

Residual Interest Investments LP (Delaware domiciled subsidiary owned 99.2% by Commonwealth Mortgage Assurance Company of Texas and 0.8% by Enhance C-BASS Residual Finance Corporation)

Credit-Based Asset Servicing and Securitization LLC (Delaware domiciled subsidiary; 45.8% owned by Residual Interest Investments LP)

Enhance C-BASS Residual Finance Corporation (Delaware domiciled wholly owned subsidiary of Commonwealth Mortgage Assurance Company of Texas)

Credit Derivatives Limited (Bermuda domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)

Radian Reinsurance (Bermuda) Limited (Bermuda domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)

Guaranty Risk Services, Inc. (New York domiciled wholly owned subsidiary of Enhance Financial Services Group Inc.)

UBF Participações Ltda. (Brazilian corporation 45% owned by Enhance Financial Services Group Inc.)

UBF Garantias & Seguros S.A. (Brazilian Insurance Corp., 94.9% owned by UBF Participações Ltda.)

Seguradora Brasileira Rural S.A. , (Brazilian Insurance Corp., 99% owned by UBF Garantias & Seguros S.A.)

Radian Guaranty Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Group Inc.)

Radian Asset Assurance Inc. (New York domiciled wholly owned subsidiary of Radian Guaranty Inc.)

Van-American Insurance Agency, Inc. (South Carolina domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)

Asset Recovery Solutions Group Inc. (Delaware domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)

Windsor Management Inc. (Delaware domiciled wholly owned subsidiary of Asset Recovery Solutions Group Inc.)

Radian Asset Assurance Limited (U.K. domiciled wholly owned subsidiary of Radian Asset Assurance Inc.)

Radian Insurance Inc. (Pennsylvania domiciled wholly owned subsidiary of Radian Guaranty Inc.)

Radian Mauritius Holdings Limited (Mauritius domiciled wholly-owned subsidiary of Radian Insurance Inc.)

Radian Mortgage Insurance Inc. (Arizona domiciled wholly owned subsidiary of Radian Guaranty Inc.)

Radian Mortgage Services (Hong Kong) Ltd. (Hong Kong domiciled wholly owned subsidiary of Radian Guaranty Inc.)

Radian Services LLC (Delaware domiciled wholly owned subsidiary of Radian Guaranty Inc.)